Exhibit 23(b)


                 Consent of Independent Auditors


We consent to the reference to our firm under the caption
"Experts" and to the use of our report dated April 14, 1995, in Amendment No. 1 to the Registration Statement (Form S-3 No.
33-88960) and related Prospectus of Page America Group, Inc. for the registration of 437,629 shares of its common stock.


                                     Ernst & Young LLP



Hackensack, New Jersey
April 26, 1995